Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in the document with a placeholder identified by the mark “[***]”.
SIXTH AMENDED AND RESTATED
AIRCRAFT SALE AND
PURCHASE AGREEMENT
originally dated as of December 30, 2024,
and amended and restated as of February 10, 2026
among
The SELLERS party hereto,
each as a Seller
and
The BUYERS party hereto,
each as a Buyer

TABLE OF CONTENTS
(continued)

Exhibits
Exhibit A-1 Aircraft
Exhibit A-2 Transaction Details
Exhibit A-3 Lease Agreement
Exhibit B Warranty Bill of Sale
Exhibit C Form of Acceptance Certificate
Exhibit D Insurances

SIXTH AMENDED AND RESTATED
AIRCRAFT SALE AND PURCHASE AGREEMENT
THIS SIXTH AMENDED AND RESTATED AIRCRAFT SALE AND PURCHASE AGREEMENT (“Agreement”), originally entered into as of December 30, 2024, and amended and restated as of February 10, 2026, among the Sellers party hereto, each as seller in respect of the relevant Aircraft, and the Buyers party hereto, each as buyer in respect of the relevant Aircraft.
RECITALS
WHEREAS, each Seller is the owner of the Aircraft, as further described in Exhibit A-1, and all respective existing warranties and all manuals, technical records, and aircraft documents (collectively, the “Aircraft”);
WHEREAS, subject to the terms and conditions of this Agreement, the Sellers and the Buyers have agreed that each Seller shall sell to the relevant Buyer, and each Buyer shall purchase the Aircraft from the relevant Seller; and
WHEREAS, the Buyers and the Sellers desire to amend and restate in its entirety that certain Aircraft Sale and Purchase Agreement originally dated as of December 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Sale and Purchase Agreement”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby conclusively acknowledged, the Buyers and the Sellers hereby agree to amend and restate the Original Sale and Purchase Agreement in its entirety as follows:
Section 1.Definitions and Construction
1.1Defined Terms. The following terms, when capitalized as below, shall have the following meanings when used in this Agreement:
“Acceptance Certificate” means an acceptance certificate substantially in the form of Exhibit C.
“Additional Insureds” means, with respect to each Aircraft, the Seller Indemnitees together with each other entity identified by Seller in the relevant Lease Assignment.
“Aircraft Manufacturer” means, with respect to each Aircraft, the manufacturer identified as the “Airframe Manufacturer” in respect of such Aircraft in Exhibit A-1.
“Base Purchase Price” means, with respect to each Aircraft, the amount set forth as the “Base Purchase Price” in respect of the relevant Aircraft in Exhibit A-2.
“Business Day” means a day, other than a Saturday or a Sunday, on which banks are open for business in New York, New York, U.S.A.

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“Buyer” means, with respect to each Aircraft, the entity identified as the “Buyer” in respect of such Aircraft in Exhibit A-1.
“Buyer Indemnitee” means Buyer and any affiliate of any of them and each of their respective affiliates, subsidiaries, shareholders, members, partners, managers, officers, directors, servants, employees, attorneys, contractors, sub-contractors, agents, representatives, successors and assigns.
“Cape Town Convention” means, collectively, the official English language text of the Convention of International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment each adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa.
“Claims” has meaning set forth in Section 4.2.
“Default” means a “Default” or any analogous term under the relevant Lease Agreement.
“Delivery” means, on the Transfer Date for the relevant Aircraft, the concurrent occurrence of the events enumerated in Section 2.1.
“Delivery Condition” means with respect to each Aircraft, an “as-is, where is” condition, free and clear of all liens and encumbrances (except the relevant Lease Agreement and any other Permitted Lien).
“Delivery Date” means, in respect of an Aircraft, the date on which Delivery of such Aircraft occurs.
“Delivery Location” means, with respect to each Aircraft, a location to be agreed between Buyer and Seller in writing in advance of the Transfer Date.
“Dollars” and the sign “$” means the lawful currency of the United States of America.
“Due Diligence” has the meaning set forth in Section 2.6(b).
“Economic Closing Date” means[***].
“Engine” means, with respect to each Aircraft, each engine identified by the “Engine Manufacturer’s Serial Numbers” in respect of such Aircraft in Exhibit A-1.
“Engine Manufacturer” means, with respect to each Aircraft, the manufacturer identified as the “Engine Manufacturer” in respect of the relevant Engines in Exhibit A-1.
“Event of Default” means an “Event of Default” or any analogous term under the relevant Lease Agreement.
“Excluded Taxes” has the meaning set forth in Section 4.1.

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“Final Date” means, with respect to each Aircraft, [***], or such later date as may be agreed between Buyer and Seller in writing.
“Government Entity” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multinational organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or taxing authority or power of any nature.
“Guaranteed Obligations” means all obligations and liabilities of the relevant Seller owing to the relevant Buyer under this Agreement (whether actual or contingent, whether now existing or at any time hereafter arising).
“Guarantor” means FTAI Aviation Ltd.
“Inspection” has the meaning set forth in Section 2.6(a).
“Interest Adjustment Amount” means, in respect of an Aircraft, an amount equal to [***]for the period commencing on (and including) [***] for such Aircraft.
“International Registry” means the registry established pursuant to the Cape Town Convention.
“Lease Agreement” means, with respect to each Aircraft, the agreement identified as the “Lease Agreement” in respect of such Aircraft in Exhibit A-3.
“Lease Assignment” means, with respect to each Aircraft, the lease novation and amendment agreement or lease assignment, assumption and amendment agreement (as applicable), in each case, related to such Aircraft to be dated as of the relevant Transfer Date among the relevant Seller, the relevant Buyer and the relevant Lessee, in each case in form and substance satisfactory to the parties thereto.
“Lease Deposit” means, with respect to each Aircraft, the amount identified as the “Lease Deposit” in respect of such Aircraft in Exhibit A-2.
“Lease Transaction Documents” means the additional documents related to the relevant Lease Agreement as set forth in the relevant Lease Assignment.
“Lessee” means, with respect to each Aircraft, the entity identified as the “Lessee” in respect of such Aircraft in Exhibit A-1.
“Lien” has the meaning given to such term, or any analogous term, in each Lease Agreement.
“Maintenance Reserves Amount” means, in respect of an Aircraft, the aggregate amount of the cash “Maintenance Reserves” (as defined in the relevant Lease Agreement), or any

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analogous term defined under the Lease Agreement, actually received by the relevant Seller from the relevant Lessee under the relevant Lease Agreement on or before the Delivery Date for such Aircraft less any portion thereof reimbursed by such Seller to such Lessee pursuant to the relevant Lease Agreement.
“Net Purchase Price” means, in respect of an Aircraft, the Purchase Price for such Aircraft less the sum of (a) the Maintenance Reserves Amount and (b) the Security Deposit Amount, in each case as the same relates to such Aircraft.
“Paying Party” has the meaning set forth in Section 4.1.
“Payment Default” means a Default by the relevant Lessee pursuant to the relevant Lease Agreement solely in respect of such Lessee’s payment obligations to the lessor (or any applicable indemnitee) under such Lease Agreement.
“Permitted Lien” means, with respect to each Aircraft, any Liens that are permitted to exist under the relevant Lease Agreement other than any Lien created by or through the relevant Seller or any affiliate thereof.
“Person” means any individual person, company, corporation, partnership, firm, joint stock company, joint venture trust, estate, unincorporated organization, association, government entity, or organization or association of which any of the above is a member or participant.
“Purchase Price” means, in respect of an Aircraft, the Base Purchase Price for such Aircraft (i) plus the Interest Adjustment Amount and (b) less (a) the Rent Adjustment Amount, in each case as the same relates to such Aircraft.
“Receiving Party” has the meaning set forth in Section 4.1.
“Relevant Guidance” has the meaning set forth in Section 7.18(c).
“Relevant Regulations” has the meaning set forth in Section 7.18(a).
“Rent” has the meaning given to the term “Rent” or “Basic Rent”, or any analogous term, as the case may be, in the relevant Lease Agreement and is set forth under the column “Rent” in respect of each Aircraft in Exhibit A-2.
“Rent Adjustment Amount” means, in respect of each Aircraft, the amount equal to the Rent actually received by the relevant Seller or any affiliate thereof from the relevant Lessee pursuant to the relevant Lease Agreement attributable to the period on and after the Economic Closing Date.
“Sales Taxes” has the meaning set forth in Section 4.1.
“Security Deposit Amount” means, in respect of each Aircraft, the amount of the cash Lease Deposit held by the relevant Seller pursuant to the relevant Lease Agreement immediately prior to the Delivery Date for such Aircraft.

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“Seller” means, with respect to each Aircraft, the entity identified as the “Seller” in respect of such Aircraft in Exhibit A-1.
“Seller Indemnitee” means Seller, [***] and each of their respective affiliates, subsidiaries, shareholders, members, partners, managers, officers, directors, servants, employees, attorneys, contractors, sub-contractors, agents, representatives, successors and assigns.
“Subject Buyer” means any Buyer under this Agreement which is not (i) incorporated under the laws of a member state of the European Union or (ii) incorporated under the laws of any of Australia, Canada, Iceland, Japan, Liechtenstein, New Zealand, Norway, South Korea, Switzerland, the United Kingdom or the United States of America.
“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature, including, without limitation, any withholding taxes, stamp duties, sale and use, income, value added, excise or similar taxes at the rate applicable for the time being, imposed by any national or local taxing authority or any other Government Entity, together with interest thereon and penalties in respect thereof.
“Total Loss” has the meaning given to the term “Total Loss” or “Casualty Event”, or any analogous term, as the case may be, in the relevant Lease Agreement.
“Transaction Documents” shall mean, in respect of an Aircraft, this Agreement, the relevant Warranty Bill of Sale, the relevant Lease Assignment, the relevant Acceptance Certificate and any other document deemed by the parties to this Agreement to be reasonably necessary to effect the sale, assignment and transfer of such Aircraft contemplated hereunder as well as any agreement amending or supplementing the foregoing documents.
“Transfer Date” means, with respect to each Aircraft, such date prior to the relevant Final Date as may be agreed between Buyer and Seller in writing.
“Warranty Bill of Sale” means a bill of sale in the form of Exhibit B.
1.2Construction. Any agreement referred to in this Section 1 means such agreement as from time to time modified, supplemented and amended in accordance with its terms. References to sections, exhibits and the like refer to those in or attached to this Agreement unless otherwise specified. “Including” means “including but not limited to” and “herein”, “hereof”, “hereunder”, etc. mean in, of, or under, etc. this Agreement (and not merely in, of, under, etc. the section or provision where that reference appears).
Section 2.Sale of Aircraft and Lease Agreement.
2.1Sale of the Aircraft. Subject to the provisions of this Agreement, each Seller agrees to sell the relevant Aircraft to the relevant Buyer and the relevant Buyer agrees to purchase the relevant Aircraft from the relevant Seller, in each case for the relevant Net Purchase Price, on the relevant Transfer Date in an “as is, where is” condition with all faults. Upon the relevant Buyer’s payment of and the relevant Seller’s receipt of the Net Purchase Price for an Aircraft in accordance with Section 2.3 and the mutual satisfaction or waiver of all conditions

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precedent in respect of such Aircraft set forth in Section 3, the relevant Seller shall (i) pursuant to the execution and delivery by such Seller of the Warranty Bill of Sale for the Aircraft, transfer all of its right, title and interest in and to such Aircraft to the relevant Buyer free and clear of all Liens (except the relevant Lease Agreement and any other Permitted Lien) and (ii) deliver, or cause to be delivered, such Aircraft to the relevant Delivery Location.
2.2Lease Agreement.
(a)Each Aircraft is subject to the relevant Lease Agreement between the relevant Seller, as lessor, and the relevant Lessee.
(b)On the Transfer Date, the relevant Seller, the relevant Buyer and the relevant Lessee shall enter into a Lease Assignment in respect of the relevant Lease Agreement which shall include appropriate amendments to such Lease Agreement to reflect, inter alia, the sale of the relevant Aircraft.
(c)If, after Delivery of an Aircraft, the relevant Seller receives from the relevant Lessee any amounts payable by such Lessee pursuant to the relevant Lease Agreement (notwithstanding the relevant Lease Assignment) which relates to the period following the Economic Closing Date, such Seller shall procure that such payment (other than any indemnity payment payable to such Seller or any relevant Seller Indemnitee pursuant to the provisions of the relevant Lease Agreement and/or the relevant Lease Assignment) is paid to the relevant Buyer within three (3) Business Days of such Seller’s receipt of the same and pending such payment shall hold the same on trust for such Buyer.
2.3Net Purchase Price. On Delivery of each Aircraft, payment of the Net Purchase Price in respect of such Aircraft shall be made by the relevant Buyer in immediately available funds by wire transfer to the account of the relevant Seller as notified by such Seller to such Buyer in writing.
2.4Place of Delivery and Delivery. Delivery of each Aircraft shall occur on the relevant Transfer Date when such Aircraft is at the relevant Delivery Location.
2.5Title and Risk of Loss. Upon the execution and delivery of the Warranty Bill of Sale for an Aircraft, title and risk of loss with respect to such Aircraft shall pass to the relevant Buyer.
2.6Inspection; Due Diligence.
(a)Each Buyer has had an opportunity to complete an inspection of the aircraft documents related to such Aircraft (the “Inspection”) and confirms that the results of such inspection are satisfactory to such Buyer. The entire set of aircraft documents in Seller’s possession in respect of each such Aircraft shall be provided to Buyer at Delivery provided that some items shall be provided as electronic copies.

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(b)Each Seller provided the relevant Buyer with copies of all relevant Lease Transaction Documents for each Aircraft. Each Buyer hereby confirms that it completed its due diligence with respect to the relevant Lease Agreement and the related Lease Transaction Documents in respect of such Aircraft (the “Due Diligence”) and such Due Diligence for each such Aircraft was satisfactory to each such Buyer.
2.7Manufacturer’s Warranties.
(a)Each Seller shall, on the relevant Transfer Date and to the extent that any such warranties exist, assign to the relevant Buyer, without recourse and subject to any rights of the relevant Lessee under the relevant Lease Agreement, all of such Seller’s rights, title and interest (to the extent that such an assignment is permitted by the terms thereof) in all agreements between such Seller and (i) the relevant Aircraft Manufacturer relating to warranties with respect to the relevant Aircraft or (ii) the relevant Engine Manufacturer relating to warranties with respect to the relevant Engines.
(b)To the extent that any warranties exist, each Seller agrees to give notice to, and use reasonable efforts to obtain the consent of, the Aircraft Manufacturer or the Engine Manufacturer, as the case may be, with respect to such assignment at or before the Transfer Date in respect of the relevant Aircraft. From and after such Transfer Date, the relevant Buyer shall pursue any warranty claims at its own expense.
(c)No Seller makes any representation or warranty as to the existence or assignability of any such warranties or rights with respect to any Aircraft or Engine under this Section 2.7.
Section 3.Conditions Precedent.
3.1Conditions to each Buyer’s Obligations. Each Buyer’s obligation to buy each Aircraft shall be subject to the satisfaction of, or waiver by such Buyer of, the following conditions in respect of each such Aircraft:
(a)such Buyer shall have satisfactorily completed its Inspection and Due Diligence related to the relevant Aircraft;
(b)the relevant Seller shall have tendered delivery of the relevant Aircraft to the relevant Buyer at the relevant Delivery Location in the Delivery Condition;
(c)subject to any Liens permitted pursuant to Section 3.1(d) below, the relevant Seller shall have full good and marketable legal and beneficial title to the relevant Aircraft;
(d)the relevant Aircraft shall be free and clear of all Liens (except the relevant Lease Agreement and any other Permitted Lien) and such Buyer shall have received such evidence as such Buyer may reasonably request evidencing that such Aircraft is free and clear of all Liens (except the relevant Lease Agreement and any other Permitted Lien);

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(e)no Total Loss or, upon due inquiry by the relevant Seller, damage in excess of $100,000 shall have occurred in relation to the relevant Aircraft, or if such damage has occurred, such damage is repaired in accordance with the relevant Lease Agreement to the relevant Buyer’s reasonable satisfaction prior to the Final Date;
(f)the relevant Buyer shall have received a copy of the fully executed, but undated, Warranty Bill of Sale in respect of the relevant Aircraft, in escrow pending release at Delivery of such Aircraft;
(g)the relevant Buyer shall have received an executed counterpart (other than by such Buyer) of each relevant Transaction Document related to such Aircraft in escrow pending release at Delivery of such Aircraft and satisfaction of all conditions precedent of the relevant Buyer under any such Transaction Documents;
(h)the relevant Buyer shall have received acceptable evidence of support of the “know your customer” requirements with which it must comply, all of which shall be satisfactory in such Buyer’s reasonable discretion;
(i)the relevant Buyer shall be satisfied that neither the relevant Seller nor FTAI Aviation Ltd. nor the relevant Lessee is: (i) a target of economic, financial or trade sanctions administered or enforced from time to time by the U.S., the European Union, or the United Kingdom; (ii) named, identified or described on any blocked persons list, specially designated nationals list, prohibited persons list, or other official list of restricted persons with whom U.S., European Union or United Kingdom persons, or persons otherwise subject to the jurisdiction of the U.S., the European Union or the United Kingdom may not conduct business, including, but not limited to, restricted party lists published or maintained by (A) Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), (B) the Bureau of Industry and Security of the U.S. Department of Commerce (“BIS”), (C) the U.S. Department of State, (D) the European Union, or (E) His Majesty’s Treasury of the United Kingdom (“HMT”); or (iii) owned (ten percent (10%) or more) or controlled by, or an actor on behalf of, any person described in subsections (i) or (ii);
(j)each of the representations and warranties of the relevant Seller contained herein shall be true and correct in all material respects as of Delivery of the relevant Aircraft (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true in all material respects as of such earlier date);
(k)unless otherwise agreed in writing by the relevant Buyer, the relevant Lessee shall not (i) be subject to Chapter 11, bankruptcy, insolvency, or similar restructuring proceedings or (ii) have entered into any arrangement with its creditors generally after the date of this letter of intent or (iii) have initiated any restructuring process related to financial constraints or (iv) be insolvent;
(l)the relevant Buyer shall have received an original of each historic bill of sale or title transfer document issued in respect of the relevant Aircraft which has been executed and delivered since such Aircraft was delivered by the Aircraft Manufacturer (or, if applicable,

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when an Engine was delivered by the Engine Manufacturer), or where the relevant Seller does not hold the originals, copies of the same;
(m)no Payment Default or Event of Default shall have occurred and be continuing under the relevant Lease Agreement;
(n)the relevant Buyer shall have received originals, to the extent available, or copies of the relevant Lease Transaction Documents in respect of the relevant Aircraft;
(o)the relevant Buyer shall have received immediately prior to Delivery of the relevant Aircraft (i) a priority search certificate from the International Registry in respect of the Aircraft and the related Engines showing no existing international interest which is superior in priority to the relevant Seller’s ownership interest in the relevant Aircraft and the related Engines (other than the registration of the relevant Lease Agreement or international interests which will be discharged upon Delivery of such Aircraft) and (ii) a local lien search in the jurisdiction of the relevant Aircraft’s registration showing such Aircraft and related Engines are free and clear of all Liens (except the relevant Lease Agreement and any other Permitted Lien);
(p)all required steps have been (or will at or immediately following Delivery of the relevant Aircraft be) taken by the relevant Seller and/or the relevant Lessee, as applicable, to (i) assign the international registration with respect to the relevant Lease Agreement to the relevant Buyer; and (ii) make registrations in connection with the sale of the relevant Aircraft at the International Registry (as defined in the Cape Town Convention) in accordance with Section 7.15;
(q)the relevant Seller shall not be in default of its material obligations under this Agreement or any other relevant Transaction Document;
(r)all conditions precedent for its benefit under the relevant Lease Assignment in respect of the relevant Aircraft shall have been satisfied or waived;
(s)no change in law or regulation has occurred that would result in the purchase or leasing of the relevant Aircraft in accordance with this Agreement being illegal;
(t)receipt by the relevant Buyer of certificate(s) from the relevant Lessee’s insurance broker evidencing such Lessee’s compliance with the insurance provisions of Section 4.4 hereof (including naming any relevant additional insureds as set forth in the relevant Lease Assignment); and
(u)receipt by the relevant Buyer of committed financing to support the purchase of the relevant Aircraft.
3.2Conditions to Seller’s Obligations. Each Seller’s obligation to sell each Aircraft shall be subject to the satisfaction, or waiver by such Seller, of the following conditions in respect of each such Aircraft:

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(a)receipt by the relevant Seller of confirmation that the relevant Buyer shall have satisfactorily completed its Due Diligence related to the relevant Aircraft;
(b)receipt by the relevant Seller of the fully executed Acceptance Certificate in respect of the relevant Aircraft;
(c)receipt by the relevant Seller of the Net Purchase Price in respect of the relevant Aircraft;
(d)the relevant Seller shall have received an executed counterpart (other than by Seller) of each relevant Transaction Document related to such Aircraft in escrow pending release at Delivery of such Aircraft and satisfaction of all conditions precedent of the relevant Seller under any such Transaction Documents;
(e)receipt by the relevant Seller of certificate(s) from the Lessee’s insurance broker evidencing the relevant Buyer’s compliance with the insurance provisions of Section 4.4 hereof;
(f)all conditions precedent for its benefit under the relevant Lease Assignment in respect of the relevant Aircraft shall have been satisfied or waived;
(g)receipt by the relevant Seller of a duly executed tax exemption certificate valid in the jurisdiction of the relevant Delivery Location, if applicable;
(h)the relevant Seller shall have received acceptable evidence of support of the “know your customer” requirements with which it must comply, all of which shall be satisfactory in such Seller’s reasonable discretion;
(i)the relevant Seller shall be satisfied that neither the relevant Buyer nor the relevant Lessee is: (i) a target of economic, financial or trade sanctions administered or enforced from time to time by the U.S., the European Union, or the United Kingdom; (ii) named, identified or described on any blocked persons list, specially designated nationals list, prohibited persons list, or other official list of restricted persons with whom U.S., European Union or United Kingdom persons, or persons otherwise subject to the jurisdiction of the U.S., the European Union or the United Kingdom may not conduct business, including, but not limited to, restricted party lists published or maintained by (A) OFAC, (B) BIS, (C) the U.S. Department of State, (D) the European Union, or (E) HMT; or (iii) owned (ten percent (10%) or more) or controlled by, or an actor on behalf of, any person described in subsections (i) or (ii);
(j)each of the representations and warranties of the relevant Buyer contained herein shall be true and correct in all material respects as of Delivery of the relevant Aircraft (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true in all material respects as of such earlier date);
(k)the relevant Buyer shall not be in default of its material obligations under this Agreement or any other relevant Transaction Document; and

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(l)no change in law or regulation has occurred that would result in the purchase or leasing of the relevant Aircraft in accordance with this Agreement being illegal.
Section 4.Taxes and Indemnities.
4.1Sales Taxes. Each Buyer and each Seller shall cooperate with each other in all reasonable respects to lawfully mitigate any adverse consequences of any sales, use, excise, stamp, transfer, value added or any other similar Taxes, duties, and all license and registration fees or charges (collectively, “Sales Taxes”) that may be imposed on any Seller, any Buyer, or the Aircraft by any Government Entity in any jurisdiction as a result of the sale or purchase of the Aircraft under this Agreement. The Purchase Price for each Aircraft does not include the amount of any Sales Taxes (other than Excluded Taxes) that may be imposed by any Government Entity in any jurisdiction as a result of the sale of such Aircraft under this Agreement. The relevant Buyer and the relevant Seller shall each be responsible for and promptly pay when due, and will on demand indemnify and hold harmless each relevant Seller Indemnitee and each relevant Buyer Indemnitee, as applicable, on a full indemnity, after-tax basis from and against, fifty percent (50%) of all Sales Taxes, and all penalties, fines, additions to tax and interest thereon, which may be levied by any Government Entity in any jurisdiction as a result of or in connection with the sale of the relevant Aircraft with regard to any time period at or following Delivery of such Aircraft, excluding such Taxes (i) based on, measured by or in respect of the overall gross or net income, profits, gross receipts, capital, franchise, doing business, net worth or accumulated earnings, or capital gains of a relevant Seller Indemnitee (or in each case franchise, alternative minimum or similar Taxes imposed in lieu of such Taxes) arising in such Seller Indemnitee’s jurisdiction of tax residence or, if different, its organization or incorporation or any other jurisdiction, (ii) as a result of the gross negligence or willful misconduct of such Seller Indemnitee, or (iii) from any fines, penalties, surcharges or interest thereon imposed, levied or assessed or otherwise payable, to any Government Entity in connection with such Taxes or the gross negligence or willful misconduct of such Seller Indemnitee (such Taxes, “Excluded Taxes”). Accordingly, all payments to be made by any Buyer or any Seller under this Agreement (1) will be made without set off or counterclaim whatsoever and (2) will be made in full without any deduction or withholding in respect of Taxes, duties, charges, levies, withholdings, deductions or fees or otherwise unless the deduction is required by law, in which event Buyer or Seller, as applicable, will: (a) ensure that the deduction or withholding does not exceed the minimum amount legally required; (b) forthwith pay to the other party such additional amount so that the net amount received by such party will equal the full amount which would have been received by such party had no such deduction or withholding (other than Excluded Taxes) been made; (c) pay to the relevant taxation authority such amounts; and (d) promptly provide such party with written evidence of such payment reasonably acceptable to such other party.
If a party (a “Receiving Party”) determines, in its sole discretion exercised in good faith, that it has received a refund, credit or any other Tax benefit on account of any Taxes which the other party (a “Paying Party”) has paid under this Agreement, such Receiving Party shall pay to such Paying Party the net amount of such Tax benefit (but only to the extent of amounts paid by such Paying Party hereunder with respect to the Taxes giving rise to such Tax benefit), taking

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into account any out-of-pocket costs incurred in securing such Tax benefit (including Taxes) and without interest (other than any interest paid by the relevant Government Entity with respect to such Tax benefit). The Paying Party, upon the request of a Receiving Party, shall repay to such Receiving Party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Government Entity) in the event that such Receiving Party is required to pay and/or repay such Tax benefit to such Government Entity. Notwithstanding anything to the contrary in this paragraph, in no event will a Receiving Party be required to pay any amount to a Paying Party pursuant to this paragraph the payment of which would place such Receiving Party in a less favorable net after-Tax position than such Receiving Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. If a claim is made against a Receiving Party for Taxes with respect to which a Paying Party is liable under this Agreement, such Receiving Party shall, as soon as reasonably practicable following it becoming aware of such Tax claim, give the relevant Paying Party notice in writing of such Tax claim. Such Receiving Party will, at the Paying Party’s reasonable written request, in good faith and at such Paying Party’s expense, contest such Tax claim (or, if such Receiving Party prefers, such Receiving Party shall permit such Paying Party to contest it in the name of such Receiving Party).
4.2Buyer Indemnity. Each Buyer agrees to indemnify, defend, save and hold harmless each Seller Indemnitee, in full and on demand from and against any and all losses, liabilities, actions, proceedings, penalties, fines, judgments, damages, fees, costs, expenses, claims, obligations, or other liabilities (“Claims”) which may be alleged or incurred by a Seller Indemnitee (regardless of when same are suffered or incurred): (a) arising directly or indirectly out of or in any way connected with the purchase, registration, performance, transportation, management, sale, inspection, testing, delivery, leasing, replacement, removal or redelivery, condition, ownership, manufacture, design, maintenance, service, repair, overhaul, improvement, modification or alteration, possession, control, use, operation, export, reexport or other activity of the relevant Aircraft by the relevant Buyer or the relevant Lessee or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters, or whether it arises out of or is attributable to any act or omission or otherwise of the relevant Buyer or the relevant Lessee, in each case, to the extent attributable to the period from and after Delivery of such Aircraft and other than Taxes (which provisions are agreed in Section 4.1 above) or (b) as a result of the breach by the relevant Buyer of any of its obligations, representations or warranties hereunder or any documents entered into in connection herewith or (c) for Taxes which are imposed with regard to taxable periods beginning after Delivery of an Aircraft (but excluding Delivery of such Aircraft and determined by closing the books at Delivery of such Aircraft for each taxable period beginning before Delivery of such Aircraft) in any jurisdiction, including interest and penalties thereon, imposed on or in connection with the relevant Aircraft (but only so long as a Seller Indemnitee does not reacquire the relevant Aircraft), as applicable, or otherwise in connection with this Agreement and/or any other related agreement and/or the sale, purchase, export, import, disposition, delivery, transfer of title and/or deregistration of the relevant Aircraft, other than Excluded Taxes; provided that the indemnities

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from such Buyer contained in this Section 4.2 shall not extend to any Claims to the extent that such Claims:
(i)arise out of any act, omission, event or circumstance occurring in respect of the relevant Aircraft before Delivery of such Aircraft;
(ii)are caused by the willful misconduct or gross negligence of any of Seller Indemnitees; or
(iii)are the result of a failure by the relevant Seller to comply with any of its obligations under this Agreement or the other Transaction Documents to which it is a party or any representation or warranty of such Seller contained in this Agreement and the other Transaction Documents to which it is a party not being true and correct.
4.3Seller Indemnity. Each Seller agrees to indemnify, defend, save and hold harmless each Buyer Indemnitee from and against any and all Claims which may be alleged or incurred by a Buyer Indemnitee (regardless of when same are suffered or incurred): (a) arising directly or indirectly out of or in any way connected with the purchase, registration, performance, transportation, management, sale, inspection, testing, delivery, leasing, replacement, removal or redelivery, condition, ownership, manufacture, design, maintenance, service, repair, overhaul, improvement, modification or alteration, possession, control, use, operation, export, reexport or other activity of the relevant Aircraft by the relevant Seller or the relevant Lessee or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters, or whether it arises out of or is attributable to any act or omission or otherwise of the relevant Seller or the relevant Lessee, in each case, to the extent attributable to the period prior to Delivery of such Aircraft (but excluding Delivery of such Aircraft) and other than Taxes (which provisions are agreed in Section 4.1 above); or (b) as a result of the breach by the relevant Seller of any of its obligations, representations or warranties hereunder or any documents entered into in connection herewith; or (c) for Taxes which are imposed with regard to taxable periods ending before Delivery of such Aircraft (but excluding Delivery of such Aircraft and determined by closing the books immediately prior to Delivery of such Aircraft for each taxable period beginning before Delivery of such Aircraft) in any jurisdiction, including interest and penalties thereon, imposed on or in connection with the relevant Aircraft or otherwise in connection with this Agreement and/or any other related agreement and/or the sale, purchase, export, import, disposition, delivery, transfer of title and/or deregistration of such Aircraft, other than Excluded Taxes; provided that the indemnities from Seller contained in this Section 4.3 shall not extend to any Claims to the extent that such Claims:
(i)arise out of any act, omission, event or circumstance occurring in respect of the relevant Aircraft after Delivery of such Aircraft;
(ii)are caused by the willful misconduct or gross negligence of any of Buyer Indemnitees;

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(iii)are the result of a failure by the relevant Buyer to comply with any of its obligations under this Agreement or the other Transaction Documents to which it is a party or any representation or warranty of such Buyer contained in this Agreement and the other Transaction Documents to which it is a party not being true and correct; or
(iv)arise out of any act or omission of the relevant Buyer.
Any payment or indemnity made under Sections 4.2 or 4.3 by either party shall include any amount necessary to hold a Seller Indemnitee (or a Buyer Indemnitee, as the case may be) harmless on an after-tax basis from all withholding taxes and other Taxes, fees and other charges required to be paid with respect to such payment or indemnity under all applicable laws. Each party shall give prompt written notice to the other party of any liability for which it is, or may be, liable under this provision; provided, however, failure to give such notice will not terminate any of the rights of such indemnitee hereunder.
4.4Insurance. From and after the relevant Transfer Date, the relevant Buyer shall comply with each of the provisions of Exhibit D hereto, which provisions are hereby incorporated by reference as if set forth in full herein.
Section 5.Excusable Delay; Termination.
5.1Excusable Delay. No party hereto shall be responsible for, nor be deemed to be in default or breach of, this Agreement as a result of any delay in Delivery of an Aircraft due to injunction against sale or any causes beyond its control and not occasioned by its negligence or willful misconduct, including, but not limited to, acts of God or the public enemy, acts of government, civil wars, insurrection or riots, fires, floods, explosions, earthquakes or other casualties, strikes or labor troubles causing cessation, slowdown or interruption of work, epidemic or pandemic. Any party failing to perform its obligations under this Agreement as a result of an event described in this Section 5 shall use commercially reasonable efforts to mitigate the damages caused by such event but shall also use commercially reasonable efforts to perform its obligations hereunder.
5.2Termination. If for any reason, completion of the sale and purchase of an Aircraft shall not have taken place by the Final Date for such Aircraft, then the relevant Seller’s obligation to sell and the relevant Buyer’s obligation to purchase such Aircraft shall automatically terminate on the Final Date, whereupon neither such Seller nor such Buyer shall have any further rights, obligations or liabilities with respect to the sale and purchase of such Aircraft (other than any accrued rights, obligations and liabilities under any of this Section 5.2, Section 6 (Representations and Warranties), Section 7.11 (Expenses) or 7.4 (Broker’s Commissions)) under this Agreement, subject to Section 7.12 (Confidentiality).
Section 6.Representations and Warranties.
6.1Representations and Warranties of Seller. Each Seller hereby makes the following representations at execution and delivery of this Agreement, and the relevant Seller makes the following representations at Delivery of the relevant Aircraft:

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(a)Organization, Etc. Such Seller is duly incorporated, validly existing and in good standing (where such concept is recognized in its jurisdiction of incorporation) under the laws of the jurisdiction of its formation or incorporation and has all requisite power and authority to enter into and perform its obligations under this Agreement.
(b)Authorization. Such Seller has taken, or caused to be taken, all necessary company or organizational or constitutional action (including, without limitation, the obtaining of any consent or approval of any of its members or any managers required by its certificate of formation or incorporation, limited liability company agreement, memorandum and bye-laws, constitutional documents or other charter documents) to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.
(c)No Violation. The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder, and the consummation by such Seller on the date hereof and on the relevant Transfer Date for the relevant Aircraft of the transactions contemplated hereby, do not and will not (i) violate or contravene any provision of any certificate of formation or incorporation or other charter or constitutional documents of such Seller, (ii) violate or contravene any law applicable to or binding on such Seller, or (iii) violate, contravene or constitute any default under, or result in the creation of any Lien under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which such Seller is a party or by which such Seller or any of their respective properties is or may be bound or affected.
(d)Approvals. The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder, and the consummation by such Seller on the date hereof and on the relevant Transfer Date for the relevant Aircraft of the transactions contemplated hereby, do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of such Seller, or (ii) any Government Entity.
(e)Valid and Binding Agreement. This Agreement has been duly authorized, executed and delivered by such Seller and, assuming the due authorization, execution and delivery by any other party or parties thereto, this Agreement constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, examinership and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
(f)Title. Upon delivery of the Warranty Bill of Sale for the relevant Aircraft by such Seller to the relevant Buyer, such Seller shall have transferred full good and marketable legal and beneficial title to such Aircraft to such Buyer free and clear of all Liens (except the relevant Lease Agreement and any other Permitted Lien).

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(g)Litigation. There are no pending or, to the actual knowledge of such Seller, threatened actions or proceedings against such Seller before any court, administrative agency or tribunal which, if determined adversely to such Seller, would adversely affect the ability of such Seller to perform any of its obligations under this Agreement.
(h)Sanctions. Neither such Seller nor FTAI Aviation Ltd. is: (i) a target of economic, financial or trade sanctions administered or enforced from time to time by the U.S., the European Union, or the United Kingdom; (ii) named, identified or described on any blocked persons list, specially designated nationals list, prohibited persons list, or other official list of restricted persons with whom U.S., European Union, United Kingdom or United Nations persons, or persons otherwise subject to the jurisdiction of the U.S., the European Union, the United Kingdom or the United Nations may not conduct business, including, but not limited to, restricted party lists published or maintained by (A) OFAC, (B) BIS, (C) the U.S. Department of State, (D) the European Union, or (E) HMT; or (iii) controlled by, or an actor on behalf of, any person described in clauses (i) or (ii).
(i)Solvent. Such Seller is not the subject of any bankruptcy case or insolvency proceeding prior to the sale of the relevant Aircraft. Such Seller will not be rendered insolvent, incapable of paying its debts as and when they become due, or left with inadequate capital with which to conduct its present and anticipated business as a result of the sale of the relevant Aircraft to the relevant Buyer.
(j)Lease Agreement. The relevant Lease Agreement is in full force and effect. Except as set forth in the relevant Lease Assignment, no assignments, amendments, modifications, waivers, consents or other arrangements have been entered into by such Seller and/or such Lessee with respect to the obligations of any party to such Lease Agreement to perform its obligations thereunder or with respect to the rights of any party thereunder.
(k)No Transfer. Such Seller has not consented to any assignment, transfer or other disposal by the relevant Lessee of its rights and/or obligations under the relevant Lease Agreement or, to the extent such Lease Agreement requires the consent of such Seller, to any sublease or transfer of possession of the relevant Aircraft.
(l)No Event of Default from Lessee. No Event of Default has occurred and is continuing under such Lease Agreement.
(m)No Damage. Such Seller has not received notice of any damage to the Aircraft resulting in repair costs in excess of $100,000 or of any Total Loss in respect of the Aircraft.
(n)No Prepayment of Rent. Such Seller has not received any prepayment of Rent related to any period following Delivery of the relevant Aircraft.
6.2Representations and Warranties of Buyer. Each Buyer hereby makes the following representations at execution and delivery of this Agreement, and the relevant Buyer makes the following representations at Delivery of the relevant Aircraft:

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(a)Organization, Etc. Such Buyer is duly formed or incorporated, validly existing and in good standing (where such concept is recognized in its jurisdiction of incorporation) under the laws of the jurisdiction of its formation or incorporation and has the power and authority to enter into and perform its obligations under this Agreement.
(b)Authorization. Such Buyer has taken, or caused to be taken, all necessary company or organizational or constitutional action (including, without limitation, the obtaining of any consent or approval of any of its members or any managers required by its certificate of formation or incorporation, limited liability company agreement, memorandum and bye-laws, constitutional documents or other charter documents) to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.
(c)No Violation. The execution and delivery by such Buyer of this Agreement, the performance by such Buyer of its obligations hereunder, and the consummation by such Buyer on the date hereof and on the relevant Transfer Date for the relevant Aircraft of the transactions contemplated hereby, do not and will not (i) violate or contravene any provision of the constitutive documents of such Buyer, (ii) violate or contravene any law applicable to or binding on such Buyer, or (iii) violate, contravene or constitute any default under, or result in the creation of any Lien under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which such Buyer is a party (other than an interest in a general debenture relating to such Buyer’s general financing arrangements with its banking syndicate) or by which such Buyer or any of its properties is or may be bound or affected.
(d)Approvals. The execution and delivery by such Buyer of this Agreement, the performance by such Buyer of its obligations hereunder, and the consummation by Buyer on the date hereof and on the relevant Transfer Date for the relevant Aircraft of the transactions contemplated hereby for such date, do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of such Buyer, or (ii) any Government Entity.
(e)Valid and Binding Agreement. This Agreement has been or will be duly authorized, executed and delivered by such Buyer and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement constitutes the legal, valid and binding obligations of such Buyer and is or will be enforceable against such Buyer in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, examinership and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
(f)Litigation. There are no pending or, to the actual knowledge of such Buyer, threatened actions or proceedings against such Buyer before any court, administrative agency or tribunal which, if determined adversely to such Buyer, would adversely affect the ability of such Buyer to perform any of its obligations under this Agreement.

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(g)Sanctions. Such Buyer is not: (i) a target of economic, financial or trade sanctions administered or enforced from time to time by the U.S., the European Union, or the United Kingdom; (ii) named, identified or described on any blocked persons list, specially designated nationals list, prohibited persons list, or other official list of restricted persons with whom U.S., European Union, United Kingdom or United Nations persons, or persons otherwise subject to the jurisdiction of the U.S., the European Union, the United Kingdom or the United Nations may not conduct business, including, but not limited to, restricted party lists published or maintained by (A) OFAC, (B) BIS, (C) the U.S. Department of State, (D) the European Union, or (E) HMT; or (iii) controlled by, or an actor on behalf of, any person described in clauses (i) or (ii).
(h)Solvent. Such Buyer is not the subject of any bankruptcy case or insolvency proceeding prior to the sale of the relevant Aircraft. Such Buyer will not be rendered insolvent, incapable of paying its debts as and when they become due, or left with inadequate capital with which to conduct its present and anticipated business as a result of the purchase of the relevant Aircraft from the relevant Seller.
6.3Limitation of Warranties and Agreements. THE AIRCRAFT, EACH ENGINE, THE PARTS THEREOF, AND ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER ARE BEING SOLD AND TRANSFERRED TO THE RELEVANT BUYER AND ACCEPTED BY SUCH BUYER HEREUNDER “AS-IS, WHERE-IS,” WITH ALL FAULTS. EACH SUCH BUYER UNCONDITIONALLY AGREES THAT AS BETWEEN SUCH BUYER AND THE RELEVANT SELLER, THE AIRCRAFT, EACH ENGINE AND EACH PART THEREOF ARE TO BE SOLD AND PURCHASED IN AN AS IS, WHERE IS, WITH ALL FAULTS CONDITION AS AT THE TRANSFER DATE FOR SUCH AIRCRAFT, AND NO WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN BY ANY SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF THE AIRCRAFT RECORDS OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN OR OTHER PROPRIETARY RIGHTS; AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED. IT IS UNDERSTOOD AND AGREED THAT NO REPRESENTATION OR WARRANTY RELATED TO THE CONDITION OF THE AIRCRAFT WILL SURVIVE THE DELIVERY OF SUCH AIRCRAFT.
6.4Transfer Date Representation of Seller. Each Seller makes the following representation solely at Delivery of the relevant Aircraft:

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(a)Such Seller has no knowledge of any Payment Default occurring or continuing under the relevant Lease Agreement.
Section 7.Miscellaneous.
7.1Notices. Every notice, request, demand or other communication (collectively, “Notice”) under this Agreement shall:
(a)be in writing delivered personally or by prepaid courier or other similar services or by electronic mail and in the case of a Notice sent by e-mail, shall be accompanied by a copy sent by prepaid air mail letter;
(b)be deemed to have been received, in the case of an e-mail upon the earlier of (i) confirmation of receipt of such e-mail by the addressee; or (ii) on the fifth day after sending, provided the sender thereof has not received actual notice of failed delivery, and, in the case of a Notice delivered personally or by courier service, when delivered (provided that if delivery is tendered but refused, such Notice shall be deemed effective upon such tender); and
(c)be sent:
to FTAI Aircraft Leasing Ireland (2025) DAC at:

[***]

E-mail:         [***]
Attention:     [***]
to FTAI Aircraft Leasing Bermuda (2025) Ltd. at:

[***]
E-mail:         [***]
Attention:     [***]to each Seller at:

[***]
E-mail:     [***]
Attention:     [***]
or to such other address or facsimile number as is notified by one party to the other party under this Agreement.

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7.2Assignment. This Agreement may not be assigned by any Buyer or Seller without the prior written consent of the relevant Buyer or Seller; provided that a Buyer may assign its rights under this Agreement as collateral security in connection with a financing transaction.
7.3Headings. All headings in this Agreement are for convenience only and are not a substantive part of this Agreement.
7.4Brokers’ Commissions.
(a)Each Buyer represents that it has not engaged any agent or broker entitled to any compensation as a result of the transactions contemplated by this Agreement. Each Buyer agrees to indemnify each Seller Indemnitee from and against all claims, demands, liabilities, damages, losses and judgments (including reasonable attorneys’ fees, consultants’ fees and court costs) which arise out of such Buyer’s actions with respect to agents or brokers.
(b)Each Seller represents that it has not engaged any agent or broker entitled to any compensation as a result of the transactions contemplated by this Agreement. Each Seller agrees to indemnify each Buyer Indemnitee from and against all claims, demands, liabilities, damages, losses and judgments (including reasonable attorneys’ fees, consultants’ fees and court costs) which arise out of such Seller’s actions with respect to agents or brokers.
7.5Survival of Representations, Warranties and Indemnities. Each of the representations, warranties and indemnities of the parties hereto shall survive the execution and delivery of this Agreement and the Delivery of each Aircraft.
7.6Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(a)The parties agree that the federal and state courts located in New York, New York (in the Borough of Manhattan) are to have non-exclusive jurisdiction to settle any disputes in connection with this Agreement and the other documents related hereto and submit to the jurisdiction of such courts in connection with this Agreement and the other documents related hereto.
(b)Each party hereto:
(i)waives objection to such courts on grounds of inconvenient forum, venue or otherwise as regards proceedings in connection with this Agreement and other documents related hereto; and

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(ii)agrees that (subject to permitted appeals) a judgment or order of such a court in connection with this Agreement or the other documents related hereto is conclusive and binding on it and may be enforced against them in the courts of any other jurisdiction.
(c)Nothing in this Section 7.6 limits the right of either party to bring proceedings in connection with this Agreement or any other document related hereto:
(i)in any other court of competent jurisdiction; or
(ii)concurrently in more than one jurisdiction.
7.7Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the transactions contemplated herein, supersede any prior or contemporaneous agreements, whether oral or in writing, between the parties, and this Agreement shall not in any manner be supplemented, amended or modified except by a writing executed on behalf of the parties by their authorized representatives. This Agreement shall not be interpreted or construed against any party to this Agreement because that party or attorney for that party drafted the Agreement or participated in the drafting of this Agreement, and the parties expressly waive any law, common law or court decision to the contrary.
7.8Waivers. The waiver of performance of any term of this Agreement in a particular instance shall not constitute a waiver of any subsequent breach or preclude any party from thereafter demanding performance thereof according to the provisions hereof.
7.9Unenforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.
7.10Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same agreement, and which shall be sufficiently evidenced by any one of such original counterparts. An electronic signature on any counterpart hereto will be deemed an original for all purposes.
7.11Expenses. Except as otherwise expressly provided herein, each party shall be responsible for and shall pay the costs and expenses incurred by it in connection with the negotiation and drafting of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’ fees and expenses and technical, inspection and/or appraisal costs, provided that, any expenses relating to the transfers and which are payable or reimbursable to each Lessee will be split evenly between the relevant Seller and the relevant Buyer, provided further that such Buyer shall be solely responsible for any such expenses that are solely attributable to such Buyer’s financing of such purchase. Notwithstanding the foregoing, the relevant Buyer shall bear the cost of any legal opinions requested by the relevant

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Lessee in respect of such Buyer and the relevant Seller shall bear the cost of any legal opinions requested by the relevant Lessee in respect of such Seller.
7.12Confidentiality. The parties each acknowledge that the commercial and financial information contained in this Agreement is considered confidential. The parties each agree that it will treat the contents and subject matter of this Agreement as confidential and will not, without the prior written consent of the other, disclose this Agreement or the subject matter hereof to any third party except to (i) FTAI Aviation LLC and FTAI Aviation Ltd. and (ii) such party’s respective affiliates and its and their respective employees, officers, directors, professional advisors, potential financing sources, insurance brokers, auditors and or other agents, as may be required by applicable law or rule or regulation of any stock exchange (including, for the avoidance of doubt, filing of this Agreement in accordance with such applicable law or rule or regulation or with such stock exchange), or as may be required to perform under, or enforce the terms of, this Agreement; provided that any Buyer may disclose any relevant term to its equity and joint venture partners, and its respective employees, officers, directors, professional advisors, insurance brokers, auditors and or other agents, or to a financial institution for the purpose of financing the purchase of the Aircraft. Upon disclosure required by any applicable law, rule or regulation, such disclosing party shall use its commercially reasonable efforts to secure confidential treatment from all recipients of such confidential information and shall cooperate with the efforts of the other party to ensure such treatment; provided that this sentence shall not apply where such disclosure makes the previously confidential information publicly available. Each party shall inform its representatives that it expects them to comply with the provisions of this Section 7.12 and each party shall be responsible for any breach of the provisions of this Section 7.12 by any of its representatives.
7.13No Third-Party Beneficiaries. Except as provided in Section 4 hereof with respect to Seller Indemnitees and Buyer Indemnitees as applicable, no third party is intended to benefit from, nor may any third party seek to enforce any of the provisions of, this Agreement.
7.14Limitation of Damages. No party will in any event be liable to any other party for any indirect, special, consequential or punitive damages arising out of any breach or otherwise in respect of this Agreement or the subject matter hereof, except, for the avoidance of doubt, to the extent the indemnification provisions hereunder require an indemnity in respect of such damages which are recoverable by a person not a party hereto against a Seller Indemnitee or a Buyer Indemnitee, it being understood that this provision shall not limit or expand the scope or content of such indemnification provisions.
7.15Cape Town Convention. Once legal title to an Aircraft has duly passed to the relevant Buyer pursuant to the Warranty Bill of Sale in respect of such Aircraft, the relevant Seller, at its cost, will consent to the registration at the International Registry of a contract of sale registration with respect to such Warranty Bill of Sale in respect of such Aircraft.
7.16Compliance with U.S. Trade Control Laws. (a) Each party acknowledges that this Agreement is subject to all United States’ executive orders, laws, rules and regulations now or hereafter applicable to the parties to (or any of their affiliates), or subject matter of, this Agreement, including, but not limited to, all laws and regulations relating to: (i) economic, trade

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and financial sanctions, including, but not limited to, all laws and regulations administered or enforced by OFAC or the U.S. Department of State; (ii) export and re-export controls, including, but not limited to, the Export Administration Regulations (“EAR”), administered or enforced by BIS or U.S. Department of State; (iii) anti-corruption, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended; and (iv) any other law of similar effect or that relates to U.S. trade controls or anti-corruption (collectively, and as amended from time to time, “U.S. Trade Control Laws”).
(b)Each Seller has complied and each Buyer will comply in all material respects with all applicable U.S. and non-U.S. laws, ordinances, rules, regulations and orders of all governmental authorities relating to the ownership, installation, operation, movement, marketing and maintenance of the Aircraft, including applicable U.S. Trade Control Laws. Without limiting the generality of the foregoing, no Seller has sold, transferred or leased the Aircraft (or permitted the sale, transfer or lease of the Aircraft), and each Buyer shall not sell, transfer or lease the Aircraft, (1) to any person that is: (i) subject to U.S., European Union, United Kingdom, or other economic, financial or trade sanctions in force from time to time; (ii) owned or controlled by, or acting on behalf of, any person that is subject to U.S., European Union, United Kingdom, or other economic, financial or trade sanctions in force from time to time; or (iii) named, identified or described on any blocked persons list, specially designated nationals list, prohibited persons list, or other official list of restricted persons with whom U.S. or United Kingdom persons, or persons otherwise subject to the jurisdiction of the U.S., may not conduct business, including, but not limited to, restricted party lists published or maintained by (A) OFAC, (B) BIS, or (C) the U.S. Department of State, or (2) in violation of applicable U.S. Trade Control Laws.
7.17Limitation of Recourse. Notwithstanding any other provisions of this Agreement, in the absence of fraud, or willful misconduct on the part of a Buyer, each Buyer’s liability under this Agreement and the recourse of the Sellers to each Buyer under this Agreement shall be limited solely to the assets of such Buyer.
7.18No Re-Export to Russia or Belarus.
(a)For the purposes of, and in accordance with Article 12g of Regulation (EU) No.833/2014, as amended by Council Regulation (EU) 2023/2878 of 18 December 2023 and Article 8g of Regulation (EC) 765/2006 as amended by Council Regulation (EU) 2024/1865 of 29 June 2024 (the “Relevant Regulations”), each Subject Buyer shall not, and shall use commercially reasonable efforts procure that the follow on purchaser or operator, as the case may be, shall not (i) re-export the Aircraft or any Engine to Russia or (ii) re-export the Aircraft or any Engine for use in Russia or (iii) re-export the Aircraft or any Engine to Belarus or (iv) re-export the Aircraft or any Engine for use in Belarus, except, in each case, where such re-export would otherwise be in compliance with the then applicable United States, United Kingdom and European Union laws, regulations sanctions, and export controls.
(b)If a Subject Buyer becomes aware of any breach of this Section 7.18 or it has reasonable cause to suspect that this Section 7.18 has been or may be breached (with

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reference to the applicable laws, regulations sanctions and export controls in effect as of such date), such Subject Buyer shall:
(i)notify the relevant Seller thereof immediately; and
(ii)at its own cost, take such action as such relevant Seller may reasonably request and as is available to it, to remedy such breach.
(c)If, after the date of this Agreement, the Council of the European Union or the European Commission (or any other organization which has the authorization and approval from either of the foregoing) issues any official guidance with respect to the foregoing Relevant Regulations (or its implementation in any contract) (any such guidance, “Relevant Guidance”), either party shall be entitled to (by way of written notice to the other) request that they consult (and they shall consult) in good faith for the purposes of agreeing and documenting any necessary changes to this Section 7.18 in order to conform the same with the Relevant Guidance.
7.19Guaranty.
(a)In consideration of each Buyer agreeing to enter into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, hereby absolutely, irrevocably and unconditionally guarantees to each Buyer, as a continuing obligation, the due and punctual payment, performance and observance by such Seller of the Guaranteed Obligations owed by such Seller to such Buyer.
(b) Guarantor undertakes to each Buyer that, if the relevant Seller does not pay or perform any of the Guaranteed Obligations owed by such Seller to such Buyer when due, it shall immediately pay or perform, or cause to be paid or performed, upon Buyer’s demand, the relevant Guaranteed Obligation(s) as if Guarantor were the principal obligor.
(c)Guarantor hereby agrees that its obligations hereunder shall be absolute, irrevocable, unconditional and continuing, irrespective of the validity, regularity or enforceability of this Agreement, any change in or amendment thereto, the absence of any action to enforce the same, any waiver or consent by any Buyer with respect to any provision thereof, the recovery of any judgment against the relevant Seller or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor (other than complete performance); provided, however, that Guarantor shall be entitled to assert against a Buyer any defenses available to the relevant Seller under this Agreement.
[Signature pages follow]

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IN WITNESS WHEREOF, each Seller and each Buyer have executed this Sixth Amended and Restated Aircraft Sale and Purchase Agreement as of the date first above written.

SELLERS: [***] as Seller By: /s/Aileen McElroy Name: Aileen McElroy Title: Director
[***]
as Seller

By:    /s/Aileen McElroy
    Name: Aileen McElroy
    Title: Director

[***]
as Seller

By:     /s/Joseph P. Adams
    Name: Joseph P. Adams
    Title: Director

[***]
as Seller

By:    /s/Aileen McElroy
    Name: Aileen McElroy
    Title: Director

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[***]
as Seller

By:    /s/Aileen McElroy
    Name: Aileen McElroy
    Title: Director

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UMB BANK, N.A., not in its individual capacity but solely as owner trustee, as Seller in respect of the Aircraft bearing manufacturer’s serial number [***]

By:     /s/ Kimberly Manwaring
    Name: Kimberly Manwaring
    Title: Vice President

UMB BANK, N.A., not in its individual capacity but solely as owner trustee, as Seller in respect of the Aircraft bearing manufacturer’s serial number [***]

By:     /s/ Kimberly Manwaring
    Name: Kimberly Manwaring
    Title: Vice President

UMB BANK, N.A., not in its individual capacity but solely as owner trustee, as Seller in respect of the Aircraft bearing manufacturer’s serial number [***]

By:     /s/Kimberly Manwaring
    Name: Kimberly Manwaring
    Title: Vice President

[Aircraft Sale and Purchase Agreement]

BUYERS: FTAI AIRCRAFT LEASING IRELAND (2025) DAC, as Buyer By: /s/Paul Griffin Name: Paul Griffin Title: Director

FTAI AIRCRAFT LEASING BERMUDA (2025) LTD.,
as Buyer

By:     /s/Kallie Steffes
    Name: Kallie Steffes
    Title: Director

[Aircraft Sale and Purchase Agreement]
ACKNOWLEDGED and AGREED as it pertains to Section 7.19 of this Agreement:
FTAI AVIATION LTD.,
as Guarantor

By:     /s/Joseph P. Adams
    Name: Joseph P. Adams
    Title: Chief Executive Officer

[Aircraft Sale and Purchase Agreement]
EXHIBIT B

WARRANTY BILL OF SALE
[•], 202[•]
[SELLER] (“Seller”) owns full legal and beneficial title [Airframe Manufacturer] model [Airframe Model] bearing manufacturer’s serial number [MSN], together with two (2) [Engine Manufacturer] model [Engine Model] aircraft engines bearing manufacturer’s serial numbers [ESN 1] and [ESN 2], as more particularly described in the Purchase Agreement (collectively the “Aircraft”).
For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, grants, transfers and delivers to [BUYER] (“Buyer”), full legal and beneficial title and interest in and to the Aircraft.
This Warranty Bill of Sale is delivered pursuant to the Sixth Amended and Restated Aircraft Sale and Purchase Agreement, originally dated as of December 30, 2024, and amended and restated as of February [•], 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among, inter alios, Seller and Buyer. Capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement.
The undersigned hereby warrants to Buyer (and Buyer’s successors and assigns) that Seller conveys to Buyer full good and marketable legal and beneficial title to the Aircraft, free and clear of all Liens (except the relevant Lease Agreement and any other Permitted Lien); provided, that the Aircraft is otherwise conveyed “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” AND (EXCEPT AS PREVIOUSLY PROVIDED IN THIS PARAGRAPH OR IN THE PURCHASE AGREEMENT) WITHOUT REPRESENTATION OR WARRANTY OF ANY TYPE OR KIND, EXPRESS OR IMPLIED, WITH RESPECT THERETO (INCLUDING, WITHOUT LIMITATION, AS TO CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) and is subject to each and every disclaimer contained in the Purchase Agreement. Seller shall warrant and defend such title forever against any claims and demands whatsoever.
THIS WARRANTY BILL OF SALE IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature page follows]

[Aircraft Sale and Purchase Agreement]
IN WITNESS WHEREOF, Seller has caused this Warranty Bill of Sale to be executed in its name as of the date first written above.

[SELLER], as Seller By: Name: Title:

[Aircraft Sale and Purchase Agreement]
EXHIBIT C

FORM OF ACCEPTANCE CERTIFICATE
As of [•], 202[•], [BUYER] (“Buyer”), hereby accepts that [Airframe Manufacturer] model [Airframe Model] bearing manufacturer’s serial number [MSN], together with two (2) [Engine Manufacturer] model [Engine Model] aircraft engines bearing manufacturer’s serial numbers [ESN 1] and [ESN 2], as more particularly described in the Agreement (collectively, the “Aircraft”) pursuant to the terms of that certain Sixth Amended and Restated Aircraft Sale and Purchase Agreement originally dated as of December 30, 2024, and amended and restated as of February [•], 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among, inter alios, Buyer and [SELLER] (“Seller”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Agreement.
The Aircraft was received at [Delivery Location] and the Aircraft and other equipment have met the conditions of delivery and conforms to the Agreement in every respect.
[Signature Page Follows]

[Aircraft Sale and Purchase Agreement]

[BUYER], as Buyer By: Name: Title:

[Aircraft Sale and Purchase Agreement]
EXHIBIT D
INSURANCES
Section 1.    Insurances. From Delivery and continuously until the earlier to occur of (i) two (2) years following Delivery, and (ii) such date as the relevant Buyer disassembles the relevant Aircraft to piece parts, such Buyer will carry or cause to be carried with respect to such Aircraft comprehensive aviation legal liability insurance including but not limited to aircraft third party, passenger, baggage, cargo, mail and products liability insurance including without limitation, war risk and allied perils, (I) in an amount of not less than (a) if the Aircraft (or an Engine) is being operated in flight, [***] or (b) if the Aircraft is grounded and not being operated in flight, [***]; any one occurrence and in the aggregate with respect to products liability, (II) of the type usually carried by corporations engaged in the same or a similar business, similarly situated with such Buyer, and which covers risks of a kind customarily insured against by such corporations, and (III) which is maintained in effect with insurers of recognized reputation and responsibility.
The relevant Buyer will (or, if applicable, will use reasonable commercial efforts to cause any other operator to) obtain and maintain hull all risks insurance (including war risks), with respect to any aircraft upon which an Engine is installed. This insurance shall contain a waiver of subrogation in favor of the relevant Seller Indemnitees.
Section 2.    Terms of Insurance Policies. Any policies carried in accordance with Section 1 hereof covering the relevant Aircraft, and any policies taken out in substitution or replacement for any such policies, (i) shall name the relevant Additional Insureds as additional insureds for the indemnity obligation in Section 4.2, (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any Seller Indemnitee, such lapse, cancellation or change shall not be effective as to any Seller Indemnitee for thirty days (seven days in the case of war risk and allied perils coverage) after written notice by such insurers of such lapse, cancellation or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (iii)  shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were separate policy covering each insured, (iv) provide that the insurers will waive any right to any setoff, recoupment or counterclaim or any other deduction, by attachment or otherwise and (v) be primary and without right of contribution from any insurance which may be carried by any Seller Indemnitees. The insurance required by this Exhibit D may be subject to any limits prevailing at the time in the aviation insurance marketplace.
On or before the relevant Transfer Date for an Aircraft, the relevant Buyer shall provide to the relevant Seller a certificate of insurance evidencing the coverage required pursuant to this Exhibit in respect of such Aircraft and, if so requested by such Seller, shall provide to such Seller, as applicable, an updated certificate of insurance upon each renewal of the coverage required pursuant to this Exhibit D.

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